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             Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated December 16, 1999 in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (No. 333-88287/811-09601) of Friends Ivory Funds.


/s/ Ernst & Young LLP



Philadelphia, Pennsylvania
December 16, 1999